UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 24, 2012 (September 18, 2012)

KALLO INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

15 Allstate Parkway, Suite 600
Markham, Ontario
Canada   L3R 5B4
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02          UNREGISTERED SALE OF EQUITY SECURITIES.

Between May 5, 2012 and September 7, 2012, we issued 12,815,113 restricted shares of common stock to 3 persons in consideration of $640,755.67.  The foregoing sales were made pursuant to Reg. S of the Securities Act of 1933, as amended, in that the sales took place outside the United States of America with non-US persons.

On September 18, 2012, we issued a total of 115,641,114 restricted shares of common stock as follows:

John Cecil	47,412,857 shares
Samuel Baker	5,203,850 shares
Lloyd Chiotti	8,673,084 shares
Vince Leitao	42,412,857 shares
Rajni Kassett	11,564,114 shares

The foregoing shares were issued in consideration of $0.0001 per share or a total of $11,564.12.  The foregoing sales were made pursuant to Reg. S of the Securities Act of 1933, as amended, in that the sales took place outside the United States of America with non-US persons.

On September 18, 2012, we issued 2,000,000 restricted shares of common stock to Kodiak Capital as commitment shares to be held in trust.  The foregoing shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, in that Kodiak Capital was furnished with the same information that can be found in Part I of a Form S-1 registration statement and Kodiak Capital is sufficiently sophisticated to demand and understand the information that is available to it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of September, 2012.

KALLO INC.

BY:	JOHN CECIL
John Cecil
Principal Executive Officer, Principal Financial Officer and Chairman of the Board of Directors